                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) (APRIL 25, 2000)




                                 INFOTOPIA, INC.
                    (FORMERLY DR. ABRAVANEL'S FORMULAS, INC.)
             (Exact name of registrant as specified in its charter)




   Nevada                         000-25157                      95-4685068
  (State of                      (Commission                  (I.R.S. Employer
organization)                    File Number)                Identification No.)

                 43 Taunton Green, 3rd Floor, Taunton, MA 02780
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (508) 884-8173

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On April 25, 2000, the Board of Directors of Dr. Abravanel's Formulas, Inc. (DABV) approved a Plan of Exchange by which the Company would acquire 100% of the outstanding stock in Infotopia, Inc., in exchange for common stock of DABV. The exchange was also approved by the Board of Directors and shareholders of Infotopia, Inc. on the same day. Infotopia was, at that time, presently a wholly-owned subsidiary of National Boston Medical, Inc. ("NBMX"), a Nevada corporation. NBMX, as the shareholder of Infotopia, Inc., shall receive a total of 8,167,387 shares of DABV's common stock for the 100 shares of Infotopia, Inc. common stock that it held, representing 100% of the authorized common stock of Infotopia. The Plan of Exchange was submitted and approved by the Board of Directors of Infotopia and to the Board of Directors of NBMX, as shareholders of the common stock of Infotopia, on the same day.

ITEM 5. OTHER EVENTS

         On April 26, 2000, as a result of the Plan of Exchange, the Company changed its name to Infotopia, Inc.

ITEM 6. RESIGNATIONS OF REGISTRANTS' DIRECTORS

         On April 25, 2000, the Company accepted the resignation of Dr. Abravanel as a member of the board of directors and as President of the Company. Mr. Dan Hoyng was appointed to fill the vacancy left by Mr. Abravanel's resignation.

         On April 25, 2000, the Company also accepted the resignation of Mr. Mark Delott as a member of the board of the directors and as an officer of the Company. The remaining board member appointed Mr. Ernie Zavoral to fill the vacancy left by Mr. Delott.

         On April 25, 2000, the Company's Board decided to increase the Board to three members and appointed Clinton Smith to fill the vacancy created by the increase to three members.

         On April 25, 2000, Mr. Dan Hoyng was appointed as Chief Executive Officer, Mr. Ernie Zavoral was appointed as President, and Mr. Marek Lozowicki was appointed as Secretary and Treasurer.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         a) Financial Statements of Dr. Abravanel's Formulas, Inc. for the year ended February 29, 2000 are included herein.

                         Dr. Abravanel's Formulas, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                     ASSETS

                                                                    February 29,
                                                                        2000
Current Assets
 Cash                                                                 $  2,838
 Officer receivable                                                        525
 Samples and supplies                                                   11,745
                         Total current assets                           15,108

Other Assets
 Deferred taxes receivable                                               9,810
 Valuation allowance - Deferred taxes                                   (9,810)

                           Total other assets                               --

Total Assets                                                          $ 15,108

                      LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
 Accounts payable and accrued liabilities                             $     --
Total current liabilities                                                   --

Shareholders' equity (note 3)
 Common Stock, $.001 Par Value
 authorized 40,000,000 share; 12,841,353
 shares issued and outstanding                                          12,841
 Paid in Capital                                                        38,333
 Accumulated deficit                                                   (36,066)

Total Equity                                                            15,108

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 15,108

                See accompanying notes to financial statements.

                         Dr. Abravanel's Formulas, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                      For the Year Ended February 29, 2000
      and the Period from Inception (April 28, 1998) to February 29, 2000


                                                    Period from       Period from
                                                     Inception         Inception
                                      Year        (April 28, 1998)  (April 28, 1998)
                                      Ended              to                to
                                  February 29,      February 28,      February 29,
                                      2000              1999              2000
Sales                               $     --                            $     --
Cost of sales                             --                                  --

Gross profit                              --                                  --

Costs and Expenses:
 General administrative                8,307            26,714            22,231
 Sample costs/product                  1,045                --            13,835
Total Expenses                         9,352            26,714            36,066

Net Loss                              (9,352)                            (36,066)

Income Tax Provision:
    Deferred tax benefit              (4,200)           (5,610)               --
    Income tax benefit -               9,810                --                --
    reversal - allowance
Total income tax expense               5,610            (5,610)               --
               (benefit)

Net Loss                            $(14,962)         $(21,104)         $(36,066)


Net loss before income
taxes per share
 (note 1)                           $  (0.01)         $  (0.01)
Net loss per share (note 1)         $  (0.01)         $  (0.01)


Weighted average common
shares
  (in thousands) (note 1)             12,841            10,374


                 See accompanying notes to financial statements.

                         Dr. Abravanel's Formulas, Inc.
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDER'S EQUITY
                      For the Year Ended February 29, 2000
      and the Period from Inception (April 28, 1998) to February 29, 2000

                                                    Twelve Month         Period from Inception
                                                    Period Ended          (April 28,1998) to
                                                  February 29, 2000        February 29, 2000
Beginning Balance                                      62,107                       --
Issuance of common stock:
 10,000,000 shares on 4/28/98 (issued as
 partial consideration for product
 formulas; valued at stock par value)                                           10,000
 25,000 shares on 6/15/98                                                          250
 53,500 shares on 6/15/98                                                        8,025
 100,000 shares on 7/10/98                                                      15,000
 10,000 shares on 7/16/98                                                          100
 40,000 shares on 7/16/98                                                        6,000
 135,000 shares on 7/23/98                                                       1,350
 233,461 shares on 7/23/98                                                      35,019
 27,500 shares on 7/30/98                                                          275
 33,500 shares on 7/30/98                                                        5,025
 25,000 shares on 8/18/98                                                          250
 81,667 shares on 8/18/98                                                       12,250
 750,000 shares on 8/20/98                                                         750
 60,600 shares on 8/21/98                                                        9,090
 100,000 shares on 8/21/98                                                       1,000
 137,500 shares on 8/25/98                                                       1,375
 173,000 shares on 8/25/98                                                      25,950
 750,000 shares on 8/26/98                                                         750
 40,000 shares on 8/31/98                                                          400
 10,000 shares on 9/4/98                                                         1,500
 55,625 shares on 9/18/98                                                       10,500
Special distribution                                  (19,475)                 (60,000)
Common stock offering costs                           (12,562)                 (33,685)
                         Net loss                     (14,962)                 (36,066)
Balance at February 29, 2000                           15,108                   15,108


                 See accompanying notes to financial statements.

                         Dr. Abravanel's Formulas, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                          Year Ended February 29, 2000
      and the Period from Inception (April 28, 1998) to February 29, 2000

                                                                                         Period from                Period from
                                                                                          Inception                  Inception
                                                              Year Ended             (April 28, 1998) to        (April 28, 1998) to
                                                           February 29, 2000          February 29, 2000          February 29, 2000
Cash Flows used in Operating Activities:
 Net loss                                                     $ (14,962)                 $ (21,140)                 $ (36,066)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Valuation allowance to eliminate deferred tax asset              5,610                     (5,610)                        --
      Net cash used by operating activities                      (9,352)                   (26,750)                   (36,066)

Changes in Assets and Liabilities:
 Advance to officer                                                (525)                                                 (525)
 Increase (decrease) in prepaid supplies                          1,045                    (12,790)                   (11,745)

     Net cash used by operations                                 (8,832)                   (12,790)                   (48,336)

Cash Flows from Financing Activities:
 Issuance of common stock                                            --                    134,859                    134,859
 Common stock offering costs                                    (12,562)                   (21,123)                   (33,685)
 Return of capital to founders                                  (19,475)                   (30,525)                   (50,000)
  Net cash (used) from financing activities                     (32,037)                    83,211                     51,174

 Net (decrease) increase in cash                                (40,869)                    83,211                      2,838

    Cash, at Beginning of Period                                 43,707                         --                         --

          Cash, at End of Period                              $   2,838                  $  43,707                  $   2,838

Supplemental Cash Flow Disclosures:
 Interest paid                                                $      --                  $      --                  $      --
 Income taxes paid                                            $      --                  $      --                  $      --

Non Cash Transactions:
 On April 28, 1998, 10,000,000 shares of common stock
 were issued to founders for formulas contributed to
 the Company                                                                                                        $  10,000

                See accompanying notes to financial statements.

                         Dr. Abravanel's Formulas, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Nature of business and summary of significant accounting policies

         Nature of business - Dr. Abravanel's Formulas, Inc. was incorporated on April 28, 1998, in the state of Nevada. The Company was formed as a nutritional supplement development and marketing corporation. The Company has developed products specifically for the reduction or elimination of cravings in people.

         As a development stage company, management's efforts have been in product development and marketing strategies.

         Basis of presentation - The financial statements have been prepared in conformity with generally accepted accounting principals.

         Inventories - Inventories, which at February 29, 2000, consisted primarily of production supplies, are stated at the lower of cost or market determined on the first-in, first-out (FIFO) basis.

         Intangibles - Start-up costs, research and development costs and formula costs are charged to the expense in the period incurred.

         Income taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

         Per share information - Per share information has been computed using the weighted average number of common shares outstanding during the period.

Note 2 - Contract payable

         Effective on April 28, 1998, the Company agreed to give 10,000,000 shares of common stock, with a par value of $10,000, and $50,000 in cash. The stock was issued on April 28, 1998, and the cash was paid in installments of $30,525 in 1998 and $19,475 in March 1999.

Note 3 - Shareholders equity

         Voting rights and powers - Common stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the common stock standing in his name.

         Dividends and distributions -

                  a) Cash dividends - subject to the rights of holders of preferred stock, holders of common stock shall be entitled to receive such cash dividends as may be declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available thereof;

                  b) Other dividends and distributions - The board of directors may issue shares of the common stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the common stock;

                  c) Other rights - Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Amended Articles of Incorporation, each share of the common stock shall have identical powers, preferences and rights, including rights in liquidation;

         Preferred stock - The powers, preferences, rights, qualifications, terms, limitations and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the board of directors in its sole discretion, authority to do so being hereby expressly vested in the board.

         Transfer restrictions - No sale, offer to sell, or transfer of any common stock issued shall be made unless a registration statement under the Federal Securities Act of 1933, as amended with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares. In addition, all common stock issued at $.01 (500,000 shares) may not be sold, offered for sale, or transferred unless approved and authorized in writing by the Company's board of directors.

Note 4 - Income Taxes

         As of February 29, 2000, the company has available net operating loss carryforwards of approximately $39,000. These carryforwards will expire in the years 2014 and 2015. As of February 29, 2000, the Company recognized a deferred tax asset amounting to $8,260 from its loss carryovers.

Note 5 - Contingencies

         The Company is dependent on Dr. Elliot Abravanel for the development and marketing of the Company's product line.

Note 6 - Private placement memorandum and filings with the SEC

         As of February 29, 2000, 1,341,353 shares of common stock have been issued through the Company's private placement offerings. The Company has applied for and received the CUSIP number for the or the Company's publicly traded shares. The Company, through its sponsoring market maker Equitrade Securities, Inc., filed Form 211 on July 21, 1999, for listing its shares on the OTC Electronic Bulletin Board. The Company has received two sets of comments from OTC Bulletin Board examiners and responded to them. The Company filed with SEC on December 10, 1998, and this filing became effective February 8, 1999. The SEC has notified the Company that all questions and comments have been cleared.

Note 7 - Equity Funding

         The Company anticipates the need for additional capital to launch its product line. Management may elect to sell additional equity, debt or enter into partnerships to fund its financial needs. Currently, the Company has developed its first product, ?Replen 100 for Vibrant Health", and has a limited inventory of this product.



         b) Financial Statements of Infotopia, Inc. will be filed by amendment on or before July 9, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        Infotopia, Inc.



                                        By: /s/ Dan Hoyng
                                        Dan Hoyng, Chief Executive Officer



Date: October 5, 2000

                                 INFOTOPIA, INC.

                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                              FINANCIAL STATEMENTS
                                 MARCH 31, 2000






                                 C O N T E N T S


                                                                           PAGE
                                                                           ----
INDEPENDENT AUDITORS' REPORT                                                   1


BALANCE SHEETS                                                             2 - 3


STATEMENTS OF OPERATIONS                                                       4


STATEMENTS OF CASH FLOWS                                                     5-6


NOTES TO FINANCIAL STATEMENTS                                             7 - 22

                          INDEPENDENT AUDITORS' REPORT


TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
INFOTOPIA, INC.

We have audited the accompanying balance sheet of Infotopia, Inc.(a Division of National Boston Medical, Inc.) as of March 31, 2000 and the related statements of operations and cash flows for the year ended June 30, 1999 and the nine months ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

On July 9, 2000, we originally reported on the financial statements referred to above. As described in Note 1 to the financial statements, certain assets originally reported as Infotopia Division assets have been removed and certain liabilities assumed by the division have been added. The operations related to these assets and liabilities have also been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infotopia, Inc. as of March 31, 2000, and the results of its operations and cash flows for the year ended June 30, 1999 and the nine months ended March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

New York, New York
October 3, 2000

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                                 BALANCE SHEETS
                                 MARCH 31, 2000








CURRENT ASSETS
   Cash and cash equivalents                                                $    4,579
   Accounts receivable, net of allowance for
     doubtful accounts of $15,000                                               30,790
   Inventory                                                                   195,531
   Prepaid expenses and other current assets                                   724,231
                                                                            ----------
         Total current assets                                                  955,131


PROPERTY AND EQUIPMENT, less
  accumulated depreciation and amortization of
  $182,154                                                                     204,430


CAPITALIZED PRODUCTION COSTS, less accumulated
  amortization of $21,668                                                      690,235


OTHER ASSETS
   Licenses and Other Intangibles, less accumulated amortization of
   $285,775                                                                  1,094,602
                                                                            ----------

     TOTAL ASSETS                                                           $2,944,298
                                                                            ==========



The accompanying notes are an integral part of these financial statements.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                                 BALANCE SHEETS
                                 MARCH 31, 2000




LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Due to Related Party                                                       $  9,034,734
   Accounts payable and accrued expenses                                         3,386,836
   Current maturities of long-term debt                                            216,918
   Current maturities of notes payable to stockholders and affiliates               59,952
   Deferred revenue, current portion                                               631,301
                                                                              ------------

     Total current liabilities                                                  13,329,741


LONG-TERM LIABILITIES
   Long-term debt, less current maturities                                         869,789
                                                                              ------------

       TOTAL LIABILITIES                                                         1,419,950

COMMITMENTS AND CONTINGENCIES                                                           --

STOCKHOLDERS' EQUITY
   Accumulated deficit                                                         (11,255,232)
                                                                              ------------
       Total Stockholders' Equity                                              (11,255,232)
                                                                              ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  2,944,298
                                                                              ============




The accompanying notes are an integral part of these financial statements.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                            STATEMENTS OF OPERATIONS




                                                    For the              For the
                                                  Year Ended        Nine Months Ended
                                                 June 30, 1999        March 31, 2000
                                                 -------------        --------------
REVENUE
   Sales, net of returns and allowances
     of $185,715 and $345,205                    $ 2,258,910          $ 2,366,017

COST OF SALES                                        759,842            1,182,805
                                                 -----------          -----------

GROSS PROFIT                                       1,499,068            1,183,212
                                                 -----------          -----------


OPERATING EXPENSES
   General and administrative                      3,770,632            5,018,540
   Selling and marketing                           2,402,304            1,923,185
   Depreciation and amortization                     235,728              251,160
                                                 -----------          -----------
     Total operating expenses                      6,408,664            7,192,885
                                                 -----------          -----------

LOSS FROM OPERATIONS                              (4,909,596)          (6,009,673)

OTHER INCOME (EXPENSE)
   Interest expense                                 (106,240)            (229,723)
                                                 -----------          -----------


LOSS FROM OPERATIONS BEFORE INCOME TAXES          (5,015,836)          (6,239,396)

INCOME TAXES                                              --                   --
                                                 -----------          -----------

NET LOSS                                         $(5,015,836)         $(6,239,396)
                                                 ===========          ===========




The accompanying notes are an integral part of these financial statements.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                            STATEMENTS OF CASH FLOWS




                                                                                     For the
                                                          For the Year Ended    Nine Months Ended
                                                             June 30, 1999        March 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                $(5,015,836)         $(6,239,396)
     Adjustments to reconcile net (loss) to net cash
       provided by (used in) operating activities
       Depreciation and amortization                             235,728              251,160
   Changes in assets and liabilities
       Accounts receivable - trade                                    --              (30,790)
       Due to related party                                    5,015,836            4,018,898
       Inventory                                                      --             (195,530)
       Prepaid expenses                                               --             (724,231)
       Other assets                                                   --                   --
       Accounts payable and accrued expenses                          --            3,386,836
       Customer deposits                                              --              631,301
                                                             -----------          -----------
Net cash provided by operating activities                        235,728            1,098,248
                                                             -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                            (91,020)            (295,564)
   Capitalized Production Cost                                        --             (711,903)
   Licenses and other intangibles                               (144,708)          (1,235,569)
                                                             -----------          -----------
Net cash used in investing activities                           (235,728)          (2,243,036)
                                                             -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of notes payable                     1,292,735
   Payments on notes payable                                          --             (152,526)
                                                             -----------          -----------
Net cash provided by (used in) financing activities                   --            1,140,209
                                                             -----------          -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  --                4,579

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                         --                   --
                                                             -----------          -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                      $        --          $     4,579
                                                             ===========          ===========

SUPPLEMENTAL INFORMATION:
     Interest paid                                           $    56,240          $    88,526
                                                             ===========          ===========
     Income taxes paid                                       $        --          $        --
                                                             ===========          ===========




The accompanying notes are an integral part of these financial statements.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1999
                       AND NINE MONTHS ENDED MARCH 31 2000



SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:

During the fiscal year June 30, 1999, the Parent:

- Issued stock to acquire businesses affiliated and exclusive licenses that amounted to $248,000

-        Issued stock towards the conversion of debt for $1,381,834

-        Issued stock for services rendered that amounted to $892,353


During the nine months ending March 31, 2000, the Parent:

- Issued stock to acquire businesses, affiliates, exclusive licenses and fixed assets in the amount of $1,617,375

-        Issued stock to retire notes due for $753,288

-        Issued stock to lenders for $2,786,175 as collateral

-        Issued stock for services rendered totaling $2,833,296




The accompanying notes are an integral part of these financial statements.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)     Organization and Basis of Presentation

                  INFOTOPIA, INC. (Formerly Flex Marketing Inc.(OH)) (the "Company" or "Infotopia") was incorporated under the laws of Ohio in September 11, 1997. The Company was acquired by its parent company, National Boston Medical, Inc.("Parent"), in a share exchange agreement executed on November 21, 1998. The Company is to be spun-off from its Parent in April 2000.

           b)     Restatement of Financial Information

                  The Company has restated its financial statements as of March 31, 2000 and for the nine months ended March 31, 2000 and the year ended June 30, 1999. This action was taken as a result of changes in assets and liabilities originally attributed to the division and being spun off from the parent. The results of operations and cash flows have also been restated to remove the operations associated with those assets.

                  The effect of the restatement on the balance sheet is to decrease current assets by approximately $52,000, decrease Licenses and Other Intangibles by approximately $226,000, decrease Investment by $375,000, and increase liabilities by approximately $1,106,000. The effect on the statement of operations for the nine months ended March 31, 2000 is to increase operating expense by approximately $1,404,000, increase interest expense by approximately $111,000 and increase net loss by approximately $1,760,000.

           c)     Business Operations

                  The Company engages in the development, marketing, advertising and selling of innovative new wellness products through direct marketing and response efforts. Since its acquisition by the Parent, the Company has expanded its line of products and is also producing its own programming to promote its products.

           d)     Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

           e)     Revenue Recognition

                  Infotopia recognizes product revenues upon shipment to the customer. Sales are taken on the phone with payments conducted by credit cards and check. Products are often back-ordered and are not shipped immediately. The Company recognizes these cash receipts as customer deposits for sales that have yet to be completed.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           f)     Cash and Cash Equivalents

                  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

           g)     Concentration of Credit Risk

                  The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

           h)     Accounts Receivable

                  For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible.

           i)     Inventory

                  Inventory consists primarily of component parts and finished goods, which are valued at the lower of cost or market on a first-in, first-out basis.

           j)     Property and Equipment

                  Property and equipment is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated service lives used in determining depreciation are five to seven years for computers, software, furniture and equipment. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

                  Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

           k)     Capitalized Production Costs

                  SFAS No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films" requires the capitalization of production costs and is to be amortized over the useful life of the program.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           l)     Intangibles

                  Intangibles consist of goodwill, covenants not to compete, customer lists and license costs. Goodwill represents costs in excess of net assets acquired in connection with businesses acquired. Goodwill is being amortized to operations over 15 years. Customer lists are being amortized over a period of 2 to 7 years. License costs are amortized over 10 years.

                  Should events or circumstances occur subsequent to the acquisition of a business which brings into question the realizable value or impairment of the related goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular assets as measured by undiscounted current and expected future operating income of that specified groups of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of that goodwill as determined by valuation techniques available in the circumstances.

           m)     Income Taxes

                  Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases.

           n)     Offering Costs

                  Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

           p)     Advertising Costs

                  Advertising costs are expensed as incurred and are included in selling expenses. For the year ended June 30, 1999 and for the nine months ended March 31, 2000, advertising expense amounted to $2,402,304 and $1,709,676, respectively.

           q)     Fair Value of Financial Instruments

                  The carrying values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and income taxes payable approximate fair value due to the relatively short maturity of these instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts at March 31, 2000.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           r)     Long-lived Assets

                  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

           t)     Stock-Based Compensation

                  The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

           v)     Impact of Year 2000 Issue

                  During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant are not material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

NOTE 2 - PREPAID EXPENSES

                  Prepaid expenses are summarized as follows:

                                                                     March 31, 2000
                                                                     --------------
                  Legal and professional services paid in stock         $334,587
                  Capital development fee                                212,331
                  Employee compensation                                  123,313
                  Royalties                                               40,000
                  Inventory                                               14,000
                                                                        --------
                         Total prepaid expenses                         $724,231
                                                                        ========

                  The Parent had issued stock in lieu of cash payments for legal, professional fees and employee compensation.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

                                                                  March 31, 2000
                                                                  --------------
         Warehouse equipment and molds                              $167,789
         Computer equipment and software                             152,068
         Furniture and office equipment                               41,726
         Leasehold improvements                                       11,360
         Vehicles                                                     13,641
                                                                     386,584
                                                                    --------
         Less: Accumulated depreciation and amortization
         Property and equipment, net                                $204,430
                                                                    ========

         Depreciation expense for the year ended June 30, 1999 and for the nine months ended March 31, 2000 was $91,020 and $85,647, respectively.

NOTE 4 - CAPITALIZED PRODUCTION COSTS

Capitalized production costs are summarized as follows:

                                                    March 31, 2000
                                                    --------------
         Fat Fighter System production                 $106,280
         Body Rocker production                         323,199
         Cactus Jack production                         282,424
                                                       --------
                                                        711,903
         Less:  Accumulated Amortization                 21,668
                                                       --------
         Capitalized Production Costs - net            $690,235
                                                       ========

NOTE 5 - INTANGIBLES

         Intangibles are summarized as follows:

                                                   March 31, 2000
                                                   --------------
         Goodwill                                   $  880,277
         Cactus Jack products                          330,000
         DTCP products                                 170,000
                                                    ----------
                                                     1,380,277
         Less:  Accumulated Amortization               285,775
                                                    ----------
         Total intangibles - net                    $1,094,502
                                                    ==========

NOTE 6 -          NOTES PAYABLES TO RELATED PARTY

         As of March 31, 2000, Infotopia has accumulated a due to balance to its Parent, National Boston Medical, Inc., in the amount of $9,034,734.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 7 - LONG-TERM DEBT

         On August 19, 1999, the Company executed a 10% convertible note in the amount of $1,700,000 in favor of Thomson Kernaghan & Co., Ltd. ("TK") in exchange for cash payable to the Company in the amounts of $700,000 on the execution date, $600,000 on or before November 2, 1999 and $400,000 payable on or before November 29, 1999. Such notes and accrued and unpaid interest is due November 1, 2000. Interest is payable, at TK's election, in cash or in the Company's Common Stock. In the event that all shares were converted and the floor price was the conversation price, the Company would be obligated to deliver 8,500,000 shares of its restricted Common Stock. NBM also issued warrants to purchase 2,500,000 shares of the Company's Common Stock at an exercise price of $0.25 per share ("A" Warrant) and warrants to purchase 333,333 shares of the Company's Common Stock at an exercise price of $0.30 per share ("B" Warrant. The "A" Warrant is exercisable from the issuance date until the earlier of November 1, 2000 or thirty (30) days from the effective date of a registration statement under the Securities Act of 1933 (the "Act"), as amended. The "B" Warrant is exercisable from the issuance date until November 1, 2000. The note is convertible into restricted shares of the Company's Common Stock and both the note and the warrants have piggy-back registration rights. A total of 8,500,000 shares have been issued and are held in escrow pending conversion. Such escrowed shares have been included in the calculation of shareholder equity at par.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 7 - LONG-TERM DEBT (Continued)

         In August 1999, the Company entered into a stock purchase agreement with Product Sourcing, Ltd. ("PSL") whereby the Company agreed to pay $750,000 and to issue 2,500,000 shares of the Company's Common Stock valued at $750,000 for all of the issued and outstanding capital stock of PSL. Of the $750,000, $100,000 was due at closing, another $100,000 was due ninety (90) days after closing and a Promissory Note in the amount of $550,000 was executed for the remaining balance. The note is for a term of two (2) years, payable in equal monthly installments and bears interest at a rate of 5.3% per annum. Each installment payment and accrued and unpaid interest is convertible, at the option of PSL, into 76,389 shares of the common stock of NBM, which shares have been issued but are held in escrow pending a closing and, if closed, notice of conversion from PSL. Such escrowed shares (1,833,336) have been included in the calculation of shareholder equity at par. Also as a part of the Agreement, the Company signed an employment agreement with Jeff Freedman to serve as the Executive Vice-President of Product Development at an annual salary of $100,000. In connection with the employment agreement, the Company is obligated to pay Mr. Freedman quarterly cash bonuses, to issue Mr. Freedman 100,000 shares of the Company's Common Stock annually (the first of which issuance has been made and was valued at $30,000) and to grant Mr. Freedman an annual option to purchase 150,000 shares of the Company's Common Stock at a price equivalent to 75% of the average annual trading price of the Company's stock per share. Such options have no expiration date. The term of the employment agreement is for a period of three (3) years. Although the agreements were signed in August, an audit of PSL is required before a closing can take place. [This agreement was modified by a settlement agreement in April 2000].

         In August 1999, the Company entered into a settlement agreement with Ernest Zavoral, who currently serves as a Director and the Company's Manager of the Infotopia Division f/k/a the Flex Marketing Division. As a part of that agreement, the Company issued 487,040 shares of its Common Stock to Mr. Zavoral in exchange for a release from debt in the amount of $73,056.

         In August 1999, the Company entered into a settlement agreement with Raymond Volpe, who currently serves as the Company's Manager of the Bontempi instruments Plus Division f/k/a the Medical Products Division. As a part of that agreement, the Company issued 32,060 shares of its Common Stock to Volpe in exchange for a release from debt in the amount of $4,809.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 7 - LONG-TERM DEBT (Continued)

         In August 1999, the Company entered into a settlement agreement with Workhorse Computers, Inc. f/k/a Remote Information Systems, Inc., whereby the Company paid $11,000 and issued 74,982 shares of its Common Stock valued at $11,274 to Workhorse in exchange for a release from debt in the amount of $22,274.

         In August 1999, the Company entered into a settlement agreement of 181,334 shares of its Common stock in exchange for release of debt with Richard Alfieri ($27,200 for principal and interest).

         In September 1999, as amended in November 1999, the Company entered into a debenture purchase agreement with Oxford Capital Corporation ("Oxford"), whereby Oxford agreed to loan the Company up to $1,500,000 in the form of convertible notes bearing interest at the rate of 12% per annum. As part of such transaction, the Company granted a warrant to purchase 375,000 shares of the Company's restricted Common Stock, exercisable on or before September 2, 2000, at an exercise price determined by formula, but in no event less than $0.10 per share. The notes are convertible into shares of Common Stock at a conversion price determined by formula, but in no event for less than $0.10 per share. A total of 10,000,000 shares have been issued and are held in escrow pending conversion of which a portion are in the process of being delivered pursuant to conversion notices. Such escrowed shares are included in the calculation of shareholder equity at par. Of the 10,000,000 shares, 1,526,717 are unrestricted shares of the Company's Common Stock and 8,473,283 are restricted shares of the Company's Common Stock. To date, the Company has received $1,055,557 in proceeds under the debenture purchase agreement, of which $591,130 plus interest has been converted into 1,526,717 shares of unrestricted Common Stock and 3,127,852 shares of restricted Common Stock.

         In September 1999, the Company entered into a settlement agreement, whereby the Company issued 103,180 shares of its Common Stock to Patrick Lawless in exchange for a release from debt in the amount of $15,477.

         In September 1999, the Company entered into a settlement agreement with American National Lithographers and Engravers, Inc. d/b/a American National, Ltd., whereby the Company paid $10,000 and issued 92,735 shares of its Common Stock valued at $13,910 in exchange for the filing of a Voluntary Dismissal with Prejudice.

         In September 1999, the Company entered into a settlement agreement with Michael Hodge, whereby the Company issued 80,000 shares of its Common Stock in exchange for a release from debt in the amount of $18,000.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 7 - LONG-TERM DEBT (Continued)

         In September 1999, the Company entered into a settlement agreement with Joe Massa, whereby the Company issued 40,000 shares of its Common Stock in exchange for a release from debt interest in the amount of $6,000.

         In September 1999, the Company entered into a settlement agreement with Doug Christopher, whereby the Company issued 190,000 shares of its Common Stock in exchange for a release from debt in the amount of $15,745.

         In October 1999, the Company entered into a Settlement Agreement with AfterMarket Company ("AfterMarket"), whereby the Company $34,193 to AfterMarket and committed to pay an additional $2,000 per week until the balance of $68,387 is paid in full. Additionally, the Company issued 500,000 shares of its Common Stock valued at $93,750, of which 250,000 shares will be returned to the Company upon payment of the balance in full.

         In November 1999, the Parent entered into an exclusive discount and rebate service for products offered by Member Services of America, LLC (Triad Services). Also, the Parent signed promissory notes for $150,000 in temporary financing due on demand or no later than February 11, 2000.

         In December 1999, the Parent placed 1,000,000 shares of its Common stock into escrow related to maintaining a line of credit with British Trade and Commerce Bank.

         In January 2000, the Parent entered into a promissory note with Thomas Kernaghan & Co. in the amount of $550,000 (10% due June 18, 2001). Superceding the original agreement, the royalty payments were changed to $5.00 per unit for the Body Rocker ($2.50 after the first year) and assigned royalties due from Blitz Marketing. The total royalties due of $7,000,000 would be subtracted from the indebtedness of the notes.

         In January 2000, the Parent placed 894,058 shares of its Common stock into escrow related to the outstanding debt with Cortland Bank of Ohio.

         In March 2000, the Company received $215,000 from Thomas Kernaghan of which no formal note was entered into between the two parties.

         The aggregate carrying value of the long-term debt at March 31, 2000 approximates market value.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 8 - NOTES PAYABLE TO STOCKHOLDERS AND AFFILIATES

         The Company has in aggregate $59,952 due to stockholder loans which arose from the parent's acquisition of various entities.

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses consist of the following as of:

                                      March 31, 2000
                                      --------------
         Accounts payable               $2,920,293
         Accrued liabilities               466,543
                                        ----------
                                        $3,386,836
                                        ==========

NOTE 10 - DEFERRED REVENUE

         Unfulfilled sales orders at March 31, 2000 amounted to $631,301.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

         Employment Agreements

         The Company has entered into various employment agreements as follows:

         The Parent has an employment contract with Mr. Hoyng. Under this contract, in July 1999, the Parent issued 250,000 shares of its restricted common stock to Mr. Hoyng. Mr. Hoyng is entitled to receive 250,000 restricted shares of the common stock annually, has the ability to purchase additional shares in the event of any offering of the Parent's stock at 75% of the offering price to maintain his then current percentage of the Parent's outstanding common stock, has an option to purchase 2,000,000 shares of the restricted common stock of the Parent over the next three (3) years for the average trading price of the Parent's common stock for the last twelve (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Parent's restricted common stock at the average trading price of the Parent's common stock for the last twelve (12) months or the then current market price at the time of the option is exercised and is entitled to a transition bonus of 250,000 shares of the Parent's restricted common stock.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

         The Parent has an employment contract with Mr. Lozowicki. Mr Lozowicki is entitled to receive 187,500 restricted shares of the common stock annually, has the ability to purchase additional shares in the event of any offering of the Parent's stock at 75% of the offering price to maintain his then current percentage of the Parent's outstanding common stock, has an option to purchase 400,000 shares of the restricted common stock of the Parent over the next three (3) years for the average trading price of the Parent's common stock for the last twelve
         (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Parent's restricted common stock at the average trading price of the Parent's common stock for the last twelve (12) months or the then current market price at the time of the option is exercised and is entitled to a signing bonus of 100,000 shares of the Parent's restricted common stock.

         The Parent has an employment contract with Mr. McFarland. Mr. McFarland is entitled to receive 500,000 restricted shares of the common stock annually, has the ability to purchase additional shares in the event of any offering of the Parent's stock at 75% of the offering price to maintain his then current percentage of the Parent's outstanding common stock, has an option to purchase 500,000 shares of the restricted common stock of the Parent over the next three (3) years for the average trading price of the Parent's common stock for the last twelve
         (12) months or the then current market price at the time the option is exercised, he may convert one-third of his salary to shares of the Parent's restricted common stock at the average trading price of the Parent's common stock for the last twelve (12) months or the then current market price at the time of the option is exercised and is entitled to a signing bonus of 500,000 shares of the Parent's restricted common stock.1

         In August 1999, the Parent entered into an employment agreement with Edward Galanif, who currently serves as the Parent's Controller. The term of the agreement is for a period of one (1) year and is automatically renewable. Mr. Galanif is entitled to minimum quarterly cash bonuses and to participate in an annual incentive bonus plan, should such plan be adopted by the Parent in the future. Mr. Galanif was entitled to 200,000 shares of the Parent's Common Stock valued at $60,000 and $10,000 upon execution of the agreement, although such shares have not been issued to date, they have been included in the shareholder equity calculation since they are a binding obligation of the Parent. Mr. Galanif is to an additional 100,000 shares of the Parent's Common Stock on each anniversary date of the agreement (for which he is currently entitled to vote and receive dividends). Mr. Galanif is also entitled, upon any subsequent issuance of shares of stock by the Parent to any third party, to purchase from

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

         the Parent additional shares of the Parent's Common Stock at a price equivalent to seventy-five percent (75%) of the price offered to the third party in an amount necessary to maintain Mr. Galanif's equity percentage ownership of the Parent. Mr. Galanif has the option to convert one-third (1/3) of his annual salary into shares of the Parent's Common Stock at a price equal to the lower of the average price of the Parent's Common Stock for the twelve (12) months prior to conversion or the then current market price. All shares issued in connection with the agreement have piggy-back registration rights.

         In September 1999, the Parent entered into an employment agreement with Michael Steinberg, who currently serves as the Parent's Investor Relations Specialist, wherein the Parent agreed to pay an annual salary of $72,000 and performance based bonuses consisting of shares of the Parent's Common Stock, with a maximum of 200,000 shares per year. Mr. Steinberg has the option to convert one-third (1/3) of his annual salary into shares of the Parent's Common Stock at a price of the lower of the average price of the Parent's Common Stock for the twelve (12) months prior to conversion or the then current market price. Mr. Steinberg also is entitled to a signing bonus of 300,000 shares of the Parent's Common Stock valued at $79,500, and although such shares have not been issued to date, they are included in the shareholder equity calculation because they it is a binding obligation of the Parent. All shares issued in connection with the employment agreement have piggy-back registration rights. The term of the agreement is for a period of one (1) year and is automatically renewable.

         In September 1999, the Parent entered into an employment contract with Raymond Volpe to serve as the Parent's Vice-President of OTC Products at an annual salary of $75,000. The term of the agreement is for a period of one (1) year and is automatically renewable. Mr. Volpe is entitled to minimum quarterly bonuses and to participate in an annual incentive bonus plan and stock option plan, should such plans be adopted by the Parent in the future.

         Royalties Agreements In September 1999, the Parent entered into a manufacturing, marketing and distribution agreement with Cactus Jack's Marketing Corp. ("Cactus Jack"). Pursuant to the agreement, the Parent
         (i) issued 1,000,000 shares of its Common Stock valued at $330,000,
         (ii) agreed to issue an additional 250,000 shares of its Common Stock on each anniversary date of the agreement so long as the Agreement is in force, (iii) granted royalties in the amount of fifty percent (50%) of net profits on all sales of Cactus Jack products sold by the Parent,
         (iv) agreed to establish a division of its operations devoted to the activities of manufacturing, marketing and distributing Cactus

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

         Jack products and (v) to make certain minimum royalty payments per quarter. In exchange, Cactus Jack granted the Parent the exclusive right to manufacture, use, distribute, sell, advertise, promote and otherwise exploit certain Cactus Jack products, which rights include the use Cactus Jack patents, trademarks and artwork. The Parent also has a right of first refusal on all future Cactus Jack products. The term of the agreement is until such time as the Parent fails to make a reasonable commercial effort to sell Cactus Jack products or to meet the minimum royalty payments.

         In September 1999, the Parent entered into a manufacturing, marketing and distribution agreement with Dean Tornabene and Charles Perez ("DTCP"), whereby the Parent (i) gained the exclusive right to manufacture, use, distribute, sell, advertise, create brand recognition, promote and otherwise exploit certain products invented by DTCP in exchange for 500,000 shares of the Parent's Common Stock valued at $170,000, (ii) paid an initial payment of $50,000 upon execution of the agreement, (iii) agreed to pay royalties of ten percent (10%) of gross sales on all DTCP products including up-sells and (iv) also agreed to establish a division of its operations which will be responsible for the activities of manufacturing, marketing and distributing DTCP products. The Parent also must issue additional shares of its Common Stock on each anniversary date of the agreement at which the agreement is still in force. The number of shares to be issued is dependent upon the number of shares of the Parent then outstanding.

         In November 1999, the Parent entered into a supply, distribution and trademark licensing agreement with Herbal Technologies for the Dean Tornabene Fat Fighting System and related products. In consideration for the grant of the license, the Parent shall pay royalties based on a flat royalty rate of the base products and a percentage of adjusted gross sales for licensed up-sale products. Included in this agreement is a sub-agreement to pay royalties to Mali Utz for consultant work at a flat royalty rate.

         In November 1999, the Parent entered into a manufacturing, marketing and distribution agreement for the Spudwizz product. The Parent shall pay distributor a monthly royalty equal to 5% of adjusted gross sales revenue plus $.10 per unit for each shipped unit. A non-refundable prepayment for royalties of $10,000 was due upon execution. Also, beginning with the second quarter of 2000, a minimum quarterly royalty payment of $15,000 was in effect to keep the license.

         In February 2000, the Parent entered into a consultant agreement with Cort Howell & Associates for the Body Rocker script and as compensation will receive $10,000 and a royalty of not less than .25% of adjusted gross revenues and up to .5% depending on performance ratios.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 12 - RELATED PARTY TRANSACTIONS

         In September 1999, the Parent issued 150,000 shares of its Common Stock to Clinton Smith, who currently serves as a Director of the Parent. The shares were issued as payment for legal services rendered by Mr. Smith on behalf of the Parent valued at $37,500.

NOTE 13 - INCOME TAXES

         The components of the provision for income taxes are as follows:

                                                                                         For the
                                                           For the Year Ended       Nine Months Ended
                                                              June 30, 1999           March 31, 2000
                                                              -------------           --------------
Current Tax Expense
                U.S. Federal                                   $        --              $        --
                State and Local                                         --                       --
                                                               ---------                ---------
         Total Current                                                  --                       --
                                                               ---------                ---------

         Deferred Tax Expense
                U.S. Federal                                            --                       --
                State and Local                                         --                       --
                                                               ---------                ---------
         Total Deferred                                                 --                       --
                                                               ---------                ---------

         Total Tax Provision (Benefit) from
          Continuing Operations                                $        --              $        --
                                                               =========                =========

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the year ended March 31, 2000:

         Federal Income Tax Rate                  (34.0)%           (34.0)%
         Effect of Valuation Allowance            34.0%             34.0%
                                                  -----             -----
         Effective Income Tax Rate                 0.0%              0.0%
                                                  ====              ====

         At June 30, 1999 and March 31, 2000, the Company had net carry-forward losses of approximately $5,015,000 and $9,600,000, respectively. Because of the current uncertainty of realizing the benefit of the tax carry-forwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forwards depends predominantly upon the Company's ability to generate taxable income during the carry-forward period.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 13 - INCOME TAXES (Continued)

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                   For the Year Ended       Nine Months Ended
                                                      June 30, 1999           March 31, 2000
                                                      -------------           --------------
         Deferred Tax Assets
               Loss Carry-forwards                    $  5,015,836             $ 11,255,232
               Less:  Valuation Allowance               (5,015,836)             (11,255,232)
                                                      ------------             ------------
         Net Deferred Tax Assets                      $       --               $       --
                                                      ============             ============

         Net operating loss carry-forwards expire starting in 2007 through 2019. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382

NOTE 14 - GOING CONCERN

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2000, the Company has a working capital deficit of $10,961,526 and an accumulated deficit of $9,614,080. Based upon the Company's plan of operation, the Company estimates that existing resources, together with funds generated from operations, will not be sufficient to fund the Company's working capital. The Company is actively seeking additional equity and debt financing. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which would have an adverse effect on the Company's financial condition and results of operation.

NOTE 15 - SUBSEQUENT EVENTS

         In April 2000, the Parent entered into a settlement agreement with Jeff Freedman to rescind the previous stock purchase, employment, stock pledge and non-compete agreements related to NBM purchasing Product Sourcing Ltd. (PSL) during August, 1999. Of the original 2,500,000 shares issued to Freedman for PSL, he is to retain 2,000,000 shares plus retention of all monies received to date including salary, accounts receivable and note payments. Also, NBM will pay Freedman a royalty on sales of the Body Rocker of $1.25 per unit and $.25 per unit for the Cactus Jack fishing lure for a total of $400,000 with a minimum payment due quarterly of $15,000 per month beginning May 5, 2000.

                                 INFOTOPIA, INC.
                  (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 15 - SUBSEQUENT EVENTS (Continued)

         On April 25, 2000, Dr. Abravanel's Formulas, Inc. (DABV) entered into an exchange agreement with the Parent in which 100% of the outstanding stock of Infotopia, Inc. would be exchanged for common stock of DABV. The shareholders of Infotopia, Inc. received 7,949,999 shares for its 100 shares. As a result of the plan of exchange, Dr. Abravanel's Formulas, Inc. changed its name to Infotopia, Inc. (IFTP).

         On May 10, 2000, Infotopia, Inc. signed a letter of intent to acquire the exclusive rights to the Torso Tiger.